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                                                                     EXHIBIT 5.1


                      [Letterhead of Carson Boxberger LLP]





                                                         Bruce O. Boxberger
                                                         bob@carsonboxberger.com


                                                   January 3, 2006

National Health Partners, Inc.
120 Gibraltar Road, Suite 107
Horsham, PA 19044

         Re:  NATIONAL HEALTH PARTNERS, INC. REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form SB-2, Registration No. 333-126315 (the "Registration Statement"), filed by National Health Partners, Inc., an Indiana corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering 10,258,135 shares (the "Shares") of common stock, $.001 par value per share ("Common Stock"), of the Company to be sold by the selling security holders identified in the prospectus forming a part of the Registration Statement. The Shares consist of: (i) 5,445,125 shares of Common Stock that are currently issued and outstanding, and (ii) 4,813,010 shares of Common Stock issuable upon the exercise of outstanding warrants.

         In connection with this opinion letter, we have examined the Articles of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein. We have specifically relied upon the information and documentation provided to us by the Company to be accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each document are genuine.

         Based upon the foregoing, it is our opinion that:

                  A. The shares of Common Stock covered by the Registration Statement that are currently issued and outstanding have been duly authorized and are validly issued, fully paid and non-assessable; and

                  B. The shares of Common Stock covered by the Registration Statement that are issuable upon the exercise of outstanding warrants have been duly authorized and, upon exercise in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.



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January 3, 2006
Page 2



         The opinion rendered in this letter is based solely on Indiana law and we express no opinion concerning the laws of any other state. In addition, we express no opinion concerning federal securities laws or regulations, or state securities or "blue sky" laws or regulations. The opinion rendered in this letter is expressed solely to the addressee hereof and solely in connection with the Registration Statement. In addition, the opinion rendered in this letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

         This letter speaks only as of its date. We do not undertake to advise you of matters which may come to our attention subsequent to the date hereof which may affect our legal opinion expressed herein.

                                                   Very truly yours,

                                                   CARSON BOXBERGER LLP

                                                   /s/  Bruce O. Boxberger, Esq.

                                                   Bruce O. Boxberger, Esq.